Exhibit 99.6

INTRODUCTION TO

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 2, 2018, the Superior Group of Companies, Inc., known at the time as Superior Uniform Group, Inc., (“the Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CID Resources, Inc., a Delaware corporation (“CID”), CID Resources Holdings LLC, a Delaware limited liability company (the “Seller”), and certain of the equityholders of the Seller (such signatories, the “Equityholders”). Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding common stock and Series A preferred stock of CID effective as of May 2, 2018. CID, headquartered in Coppell, Texas, manufactures medical uniforms, lab coats, and layers, and sells its products to specialty uniform retailers, ecommerce medical uniform retailers, and other retailers.

The purchase price in the acquisition consists of the following, subject to adjustment in accordance with the terms of the Purchase Agreement: (a) approximately $84.4 million in cash, subject to adjustment for cash on hand, indebtedness, unpaid Seller expenses and working capital (excluding cash), in each case as of the closing date, and (b) the issuance of 150,094 shares of the Company’s common stock to an Equityholder. Any working capital adjustment will be based on the difference between working capital as of the closing date and a target amount of approximately $39.5 million.

The following unaudited pro forma combined balance sheet as of March 31, 2018 combines the historical balance sheet of the Company as of March 31, 2018, as filed with the Securities and Exchange Commission (“SEC”) in its corresponding report on Form 10-Q, with the historical balance sheet of CID as of March 31, 2018, giving effect to the acquisition as if it had occurred on March 31, 2018. The unaudited pro forma combined statements of comprehensive income for the three-month period ended March 31, 2018 and for the year ended December 31, 2017 combine the historical consolidated statements of comprehensive income of the Company for the three-month period ended March 31, 2018 and for the year ended December 31, 2017, as filed with the SEC in its corresponding quarterly report on Form 10-Q and annual report on Form 10-K, respectively, with the historical statements of income of CID for the three-month period ended March 31, 2018 and for the year ended December 31, 2017, giving effect to the acquisition as though it had occurred on January 1, 2017, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The acquisition has been accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets of CID acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses. A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual acquired net tangible assets of CID that existed as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and CID been a consolidated company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the period ended March 31, 2018. In addition, the unaudited pro forma combined financial statements, including the notes thereto, are based on the historical financial statements of CID for the three-month period ended March 31, 2018 and year ended December 31, 2017, which are included in Exhibits 99.4 and 99.5 to this Form 8-K/A.

Pro forma adjustments are necessary to reflect the purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of the CID net assets acquired. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the consolidated companies, although there can be no assurances that efficiencies and savings will be realized.

Superior Group of Companies, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED STATEMENT OF COMPREHENSIVE INCOME
Three months ended March 31, 2018
(In thousands, except shares and per share data)

	Superior		Pro		Pro
	Group of	CID	Forma	Note	Forma
	Companies, Inc.	Resources, Inc.	Adjustments	3	Combined

Net sales	$73,087	$17,214	$2,027	M	$92,328

Costs and expenses:
Cost of goods sold	48,212	10,591	(20)	N	59,887
			1,104	M
Selling and administrative expenses	21,182	4,292	57	N	25,576
			(409)	O
			454	P
Other periodic pension costs	96	-	-		96
Interest expense	277	591	(591)	Q	913
			636	R
	69,767	15,474	1,231		86,472

Income before taxes on income	3,320	1,740	796		5,856
Income tax expense	870	365	199	S	1,434

Net income	$2,450	$1,375	$597		$4,422

Weighted average number of shares outstanding during the period
(Basic)	14,821,659		150,094	T	14,971,753
(Diluted)	15,457,629		150,094	T	15,607,723
Per Share Data:
Basic
Net income	$0.17				$0.30
Diluted
Net income	$0.16				$0.28

Other comprehensive income, net of tax:
Defined benefit pension plans:

Recognition of net losses included in net periodic pension costs	216	-	-		216

Gain on cash flow hedging activities	140	-	-		140

Foreign currency translation adjustment	52	-	-		52

Other comprehensive income	$408	$-	$-		$408

Comprehensive income	$2,858	$1,375	$597		$4,830

Cash dividends per common share	$0.0950	$-	$-		$0.0950

See accompanying notes to Unaudited Proforma Combined Interim Financial Statements.

Superior Group of Companies, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED STATEMENT OF COMPREHENSIVE INCOME
Year Ended December 31, 2017
(In thousands, except shares and per share data)

	Superior		Pro		Pro
	Group of	CID	Forma	Note	Forma
	Companies, Inc.	Resources, Inc.	Adjustments	3	Combined
Net sales	$266,814	$65,266	$-		$332,080

Costs and expenses:
Cost of goods sold	170,462	41,257	579	N	212,298
Selling and administrative expenses	71,816	18,786	102	N	92,009
			(509)	O
			1,814	P
Interest expense	802	2,230	(2,230)	Q	3,346
			2,544	R
	243,080	62,273	2,300		307,653

Gain on sale of property, plant and equipment	1,048	-	-		1,048

Income before taxes on income	24,782	2,993	(2,300)		25,475
Taxes on income	9,760	1,182	(909)	S	10,034

Net income	$15,022	$1,811	$(1,392)		$15,442

Weighted average number of shares outstanding during the period
(Basic)	14,510,156		150,094	T	14,660,250
(Diluted)	15,118,768		150,094	T	15,268,862
Per Share Data:
Basic
Net earnings	$1.04				$1.05
Diluted
Net earnings	$0.99				$1.01

Other comprehensive income (loss), net of tax:
Defined benefit pension plans:
Recognition of net losses included in net periodic pension costs	652	-	-		652

Recognition of settlement loss included in net periodic pension costs	272	-	-		272

Current period loss	(1,948)	-	-		(1,948)

Loss on cash flow hedging activities	(111)	-	-		(111)

Foreign currency translation adjustments	20	-	-		20

Other comprehensive loss	(1,115)	-	-		(1,115)

Comprehensive income	$13,907	$1,811	$(1,392)		$14,327

Dividends per common share	$0.365	$-	$-		$0.365

See accompanying notes to Unaudited Proforma Combined Interim Financial Statements.

Superior Group of Companies, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
March 31, 2018
(In thousands, except share and par value data)

	Superior		Pro		Pro
	Group of	CID	Forma	Note	Forma
	Companies, Inc.	Resources, Inc.	Adjustments	3	Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,442	$85	$-		$10,527

Accounts receivable - trade, net	48,275	10,672	-		58,947
Accounts receivable - other	2,107	-	-		2,107
Inventories, net	36,380	35,985	(2,738)	A	68,523
			(1,104)	B
Contract Assets	47,098	-	2,027	B	49,125
Prepaid expenses and other current assets	10,005	1,847	-		11,852
TOTAL CURRENT ASSETS	154,307	48,589	(1,815)		201,081

PROPERTY, PLANT AND EQUIPMENT, NET	27,033	888	152	C	28,073
INTANGIBLE ASSETS, NET	28,302	-	39,087	D	67,389
GOODWILL	16,042	-	20,425	E	36,467
DEFERRED INCOME TAXES	215	166	(381)	K	-
OTHER ASSETS	9,180	398	(398)	F	9,180
	$235,079	$50,041	$57,070		$342,190

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	19,263	5,815	1,615	L	26,693
Other current liabilities	9,375	1,300	-		10,675
Income tax payable	-	365	-		365
Current portion of long-term debt	6,000	32,422	(32,422)	G	6,000
Currrent portion of acquisition-related contingent liabilities	1,080	-	-		1,080

TOTAL CURRENT LIABILITIES	35,718	39,902	(30,807)		44,813

LONG-TERM DEBT	39,949	-	87,093	H	127,042

LONG-TERM PENSION LIABILITY	8,133	-	-		8,133
ACQUISITION-RELATED CONTINGENT LIABILITIES	7,469	-	-		7,469
OTHER LONG-TERM LIABILITIES	4,744	-	-		4,744
DEFERRED INCOME TAXES	-	-	8,554	K	8,775
			221	B
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,143,328 and 15,081,947 shares, respectively.	15	-	-		15
Additional paid-in capital	50,626	8,468	(8,468)	J	54,389
			3,763	I
Retained earnings	95,296	1,671	(1,671)	J	93,681
			(1,615)	L

Accumulated other comprehensive loss, net of tax:
Pensions	(7,066)	-	-		(7,066)
Cash Flow Hedges	50	-	-		50
Foreign currency translation adjustment	145	-	-		145
TOTAL SHAREHOLDERS' EQUITY	139,066	10,139	(7,991)		141,214
	$235,079	$50,041	$57,070		$342,190

See accompanying notes to Unaudited Proforma Combined Interim Financial Statements.

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 – Basis of Presentation:

The unaudited pro forma combined balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on March 31, 2018.

The unaudited pro forma combined statement of comprehensive income for the three-month period ended March 31, 2018 has been prepared to reflect the acquisition as if it occurred on January 1, 2017.

The unaudited pro forma combined statement of comprehensive income for the year ended December 31, 2017 has been prepared to reflect the acquisition as if it occurred on January 1, 2017.

NOTE 2 –Acquisition and Purchase Price Allocation:

On May 2, 2018, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CID. The purchase price in the acquisition consists of the following, subject to adjustment in accordance with the terms of the Purchase Agreement: (a) approximately $84.4 million in cash, subject to adjustment for cash on hand, indebtedness, unpaid Seller expenses and working capital (excluding cash), in each case as of the closing date, and (b) the issuance of 150,094 shares of the Company’s common stock to an Equityholder. Any working capital adjustment will be based on the difference between working capital as of the closing date and a target amount of approximately $39.5 million.

The following table reconciles the estimated fair value of the acquired assets and assumed liabilities to the total purchase price as if the acquisition occurred on March 31, 2018.

Cash	$85
Accounts receivable	10,672
Inventories	32,143
Contract assets	2,027
Prepaid expenses and other current assets	1,847
Property, plant and equipment	1,040
Identifiable intangible assets	39,087
Goodwill	20,425
Total assets	$107,326
Accounts payable	5,815
Other current liabilities	1,499
Deferred tax liabilities	9,156
Total liabilities	$16,470

Purchase price	$90,856

The excess of the purchase price over the net assets has been preliminarily allocated to goodwill and intangible assets pending final valuation by an independent appraisal. Intangible assets consist of $13.5 million of brand name which will not be amortized, $0.8 million of non-compete agreements which will be amortized over five years, and $24.7 million of customer relationships which will be amortized over 15 years.

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual acquired net tangible assets of CID that existed as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements.

NOTE 3 –Pro Forma Adjustments:

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Combined Balance Sheet Adjustments

A.	To conform accounting for capitalized inventory costs for CID with the Company and adjust inventory to fair value at the date of acquisition.

B.	To record adoption of ASC 606 for CID.

C.	To adjust property, plant and equipment to fair value at the date of acquisition.

D.	To record the estimated fair value of acquired identifiable intangible assets.

E.	To record the estimated fair value of acquired goodwill.

F.	To eliminate historical value of intangible assets and capitalized loan costs.

G.	To eliminate CID debt paid at closing.

H.	To record loans from BB&T to the Company to fund the acquisition.

I.	To record fair value of stock issued as part of consideration for acquisition.

J.	To eliminate CID’s historical equity balances.

K.	To record deferred taxes on the fair value of intangible assets acquired and inventory fair value adjustment.

L.	To record acquisition costs incurred which are not reflected in historical financial statements.

Pro Forma Combined Statement of Comprehensive Income Adjustments

M.	To record adoption of ASC 606 for CID.

N.	To conform accounting for capitalized inventory costs for CID with the Company.

O.	To remove transaction fees recognized. These do not include amounts which are not reflected in the historical statements of comprehensive income. See Note L.

P.	To record amortization expense on intangible assets acquired.

Q.	To eliminate interest on outstanding debt of CID paid at closing.

R.

To record interest on Company debt used to finance the transaction. This amount is calculated utilizing the weighted average interest rate of the new term loans that were in effect on the date of closing of 2.92%.

S.	To record tax effect of the pro forma income and adjustments to the statement of comprehensive income.

T.	To reflect increase in outstanding shares for stock issued.